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                                   EXHIBIT 99
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                           First Franklin Corporation
                    4750 Ashwood Drive Cincinnati, Ohio 45241
                        (513) 469-8000 Fax (513) 469-5360


July 1, 2002
Cincinnati, Ohio

First Franklin Corporation announced today that its banking subsidiary, Franklin Savings and Loan, holds $1 million in Worldcom bonds in its investment portfolio. First Franklin is assessing the situation to determine if any impairment charges against earnings are indicated.

The Corporation's common stock is traded on the Nasdaq National Market under the symbol "FFHS".

CONTACT: Thomas H. Siemers
         President and CEO
         (513) 469-8000